Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Report to Shareholders of Forward Large Cap Growth Fund, Forward Large Cap Value Fund, Forward SMIDPlus Fund (formerly known as Forward Small to Mid Cap Fund), Forward International Equity Fund, Forward Frontier Markets Fund, Forward Strategic Alternatives Fund, Forward High Yield Bond Fund, Forward Investment Grade Fixed-Income Fund, Forward Mortgage Securities Fund, Forward U.S. Government Money Fund, Forward Aggressive Growth Allocation Fund, Forward Growth Allocation Fund, Forward Growth & Income Allocation Income Fund, Forward Balanced Allocation Fund, Forward Income & Growth Allocation Fund, and Forward Income Allocation Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

September 20, 2010